                                                                     EXHIBIT 2.2


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement, dated as of June 25, 2002, is entered into by and between TECHNICAL OLYMPIC USA, INC., previously NEWMARK HOMES CORP., a corporation organized and validly existing under the laws of the state of Delaware (the "COMPANY"), and TECHNICAL OLYMPIC, INC., a corporation organized and validly existing under the laws of the state of Delaware (the "STOCKHOLDER").

                                   WITNESSETH

         WHEREAS, contemporaneously with the execution of this Agreement, the Company has, through a merger transaction (the "MERGER"), acquired from the Stockholder all of the issued and outstanding common stock of Engle Holding Corp., a Delaware corporation, and the Stockholder has received shares of the Company's Common Stock pursuant to the Merger;

         WHEREAS, in connection with and as a condition to completion of the Merger, the Company has agreed with the Stockholder to enter into this Agreement to provide certain registration rights to the Stockholder;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is hereby agreed as follows:

         1. Definitions. The following terms have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person.

         "AGREEMENT" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules hereto, and refers to the Registration Rights Agreement as the same may be in effect from time to time.

         "BLACKOUT PERIOD" has the meaning assigned to such term in Section 5 hereof.

         "BUSINESS DAY" means any day that is not a Saturday or a Sunday or a day on which commercial banks are required or permitted by law to be closed in the state of Texas.

         "COMMON STOCK" means the common stock of the Company, par value $.01 per share, and any Securities issuable or issued or distributed in respect of the Common Stock or any Securities issued in exchange for the Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, reorganization, merger, consolidation or otherwise.

         "DEMAND REGISTRATION" has the meaning assigned to such term in Section 2(a) hereof.

         "EFFECTIVE DATE" means the date on which the Merger is closed and becomes effective.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all the rules and regulations promulgated thereunder.

         "EXPENSES" has the meaning assigned to such term in Section 7 hereof.

         "HOLDER" means the Stockholder and any assignee or transferee of the Stockholder or a Holder who continues to be entitled to the rights of a Holder hereunder. To be entitled to the rights of a Holder under this Agreement, an assignee or transferee of the Stockholder or a Holder must either (1) at the time of the transfer, be an Affiliate of the Stockholder, or (2) purchase or receive from the Stockholder or a Holder, in a transaction or series of transactions, an amount of Registerable Securities such that, after such purchases or transfers, the assignee or transferee owns at least 5% of the Common Stock.

         "INDEMNIFIED PARTY" has the meaning assigned to such term in Section 8(d) hereof.

         "INDEMNIFYING PARTY" has the meaning assigned to such term in Section 8(d) hereof.

         "INITIATING DEMAND HOLDER" has the meaning assigned to such term in
Section 2(a) hereof.

         "MAXIMUM NUMBER OF SECURITIES" has the meaning assigned to such term in
Section 3(c) hereof.

         "NASD" means the National Association of Securities Dealers, Inc. or any successor entity thereof.

         "PARTICIPATING DEMAND HOLDER" has the meaning assigned to such term in
Section 2 hereof.

         "PARTICIPATING PIGGY-BACK HOLDER" has the meaning assigned to such term in Section 3(b) hereof.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

         "PIGGY-BACK REGISTRATION" has the meaning assigned to such term in
Section 3(a) hereof.

         "PIGGY-BACK REGISTRATION STATEMENT" has the meaning assigned to such term in Section 3(a) hereof.

         "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness by the SEC of such registration statement.

         "REGISTRABLE SECURITIES" means (a) the Common Stock now or from time to time hereafter, held by a Holder and (b) any Securities issuable or issued or distributed in respect of any of the Common Stock or issued in exchange for any of the Common Stock identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation, reclassification or other transaction. For purposes of this Agreement, (i) Registerable Securities cease to be Registerable Securities when a Registration Statement covering such Registerable Securities has been declared effective under the Securities Act by the SEC and such Registerable Securities have been disposed of pursuant to such effective Registration Statement and (ii) the Registerable Securities of a Holder are not deemed to be Registerable Securities at any time when such Registerable Securities have been sold in a sale made pursuant to Rule 144 (or any successor provision then in effect) of the Securities Act.

         "REGISTRATION STATEMENT" means a Demand Registration Statement, a Piggy-Back Registration Statement or a Shelf Registration Statement, as the case may be.

         "SECURITIES" has the meaning assigned to such term in Section 2(a)(1) of the Securities Act.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and all the rules and regulations promulgated hereunder.

         "SEC" means the Securities and Exchange Commission, or any successor thereto.

         "SHELF REGISTRATION" has the meaning assigned to such term in Section 4(c) hereof.

         "SHELF REGISTRATION STATEMENT" has the meaning assigned to such term in
Section 4(c) hereof.

         2. Demand Registration.

                  (a) At any time from and after the Effective Date and subject to the other provisions of this Section 2, after receipt of a written request from a Holder (the "INITIATING DEMAND HOLDER") requesting that the Company effect a registration (a "DEMAND REGISTRATION") under the Securities Act covering all or part of the Registrable Securities held by such Holder, which specifies the intended method or methods of disposition thereof, the Company will promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 3 hereof, may elect (by written notice sent to the Company within 20 days from the date of such Holder's receipt of the aforementioned Company's notice) to have all or part of such Holder's Registrable Securities included in such registration thereof pursuant to this Section 2, and such Holder will specify in such notice the number of Registrable Securities that such Holder elects to include in such registration. Thereupon the Company will promptly file with the SEC and use its best efforts to cause to be declared effective as soon as practicable, a registration statement (a "DEMAND REGISTRATION STATEMENT") relating to all of the Registrable Securities which the Company has been so requested to register by such Holders ("PARTICIPATING DEMAND HOLDERS") for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that the aggregate number of Registrable Securities requested to be registered by all Participating Demand Holders will have an aggregate value of at least $2,000,000, based on the closing trading price of the Common Stock on the date the demand to file such Demand Registration Statement is made.

                  (b) The Company following a demand request from an Initiating Demand Holder will use its best efforts to effect, as soon as practicable, such registration (including, without limitation, the execution and undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities of any Holder or Holders joining in such request.

                  (c) (i) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request. The right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

                           (ii) The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provisions of this Section, if the managing underwriter advises the Holders in writing that market factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities originally requested by such Holders to be included in the registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

                           (iii) If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 2(b).

                  (d) The Stockholder together with all Holders who are assignees or transferees of the Stockholder, or assignees or transferees of an assignee or transferee of the Stockholder will collectively be entitled to three registrations of Registrable Securities pursuant to this Section 2. Shelf Registrations pursuant to Section 4 hereof will not be deemed to be Demand Registrations pursuant hereto.

                  (e) Notwithstanding anything to the contrary contained herein, the Company will not be required to prepare and file (i) more than one Demand Registration Statement under this Agreement in any six-month period, or (ii) any Demand Registration Statement within 90 days following the date of effectiveness of any Registration Statement (other than a Shelf Registration Statement or a Registration on Form S-8, Form S-4, or equivalent forms).

                  (f) A Demand Registration requested pursuant to Section 2(a) hereof will not be deemed to have been effective with respect to any Participating Demand Holder that is not able to register and sell at least 90 percent of the amount of Registrable Securities requested to be included on behalf of such Holder in such registration.

                  (g) A Participating Demand Holder may withdraw its request with respect to a Demand Registration at any time prior to the effective date of the Demand Registration Statement relating thereto by providing to the Company written notice. Any such withdrawn Demand Registration will be counted with respect to such Holder for purposes of Section 2(d) hereof as a completed Demand Registration, unless such withdrawal was the result of a change in market conditions or in the business, assets, operations or condition (financial or otherwise) that could adversely affect the amount or the price of the Registrable Securities to be included in the Demand Registration.

         3. Piggy-Back Registration.

                  (a) If the Company at any time after the Effective Date proposes to file on its behalf or on behalf of any holder of its Securities a registration statement under the Securities Act on any form for the registration of Securities in connection with an underwritten offering of Securities (a "PIGGY-BACK REGISTRATION"), it will give written notice to all Holders at least 30 days before the initial filing with the SEC of such registration statement (a "PIGGY-BACK REGISTRATION STATEMENT"). The notice will offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

                  (b) Each Holder desiring to have Registrable Securities registered under this Section 3 ("PARTICIPATING PIGGY-BACK HOLDER") will advise the Company in writing within 15 days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company will thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and will use its best efforts to effect registration of such Registrable Securities under the Securities Act.

                  (c) If the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities required to be included in the Piggy-Back Registration in addition to the Securities being registered by the Company would be greater than the total number of securities which can be sold therein without having a material adverse effect or the marketability thereof ("MAXIMUM NUMBER OF SECURITIES"), then:

                           (i) in the event the Company initiated the Piggy-Back Registration, the Company will include in such Piggy-Back Registration first, the Securities the Company proposes to register, second, the Securities of the Participating

         Piggy-Back Holders and third the Securities of all other selling security holders, be included in such registration in an amount which together with the Securities the Company proposes to register, does not exceed the Maximum Number of Securities, such amount to be allocated among the Participating Piggy-Back Holders and such other selling security holders, as applicable, on a pro rata basis; and

                           (ii) in the event any holder (or holders) of Securities of the Company initiated the Piggy-Back Registration, the Company will include in such Piggy-Back Registration first, the Securities such security holder (or holders) proposes to register, second, the Securities of the Participating Piggy Back Holders, third, any Securities that the Company proposes to register, and fourth, the Securities of any other selling security holders, in an aggregate amount which does not exceed the Maximum Number of Securities, if the aggregate of all Securities proposed to be registered exceeds the Maximum Number of Securities, the number to be registered will be allocated in the foregoing order and among any such other selling security holders piggy backing on such registration, on a pro rata basis.

                  (d) The Company will not hereafter enter into any agreement which is inconsistent with the rights of priority provided in paragraph (c) above.

         4. Shelf Registration.

                  (a) The Company shall use its best efforts to qualify and remain qualified for registration on Form S-3 (or any successor form) under the Securities Act, and to that end, the Company shall comply with the requirements of the Exchange Act. After the Company has qualified for the use of Form S-3 (or any successor form) under the Securities Act, Holders of Registrable Securities shall have the right to request that the Company register such Registrable Securities on Form S-3 (or any successor form) under the Securities Act (such requests to be in writing and to state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder), subject to the following limitations:

                           (i) the Company shall not be obligated to cause a registration on Form S-3 to become effective prior to 90 days following the effective date of a Company initiated registration of Common Stock (other than a registration effected to qualify an employee benefit plan or to effect a merger consolidation, business combination or other transaction pursuant to Rule 145);

                           (ii) the Company shall not be obligated to cause a registration on Form S-3 to become effective prior to expiration of 90 days following the effective date of the most recent registration (a) pursuant to a request under Section 2 of this Agreement or (b) pursuant to a request by a holder of registration rights under any other agreement of the Company granting Form S-3 demand registration rights; provided, however, that in the case of subclause (b), the Holders hereunder were entitled to participate therein;

                           (iii) the Company shall not be required to effect more than two registrations on Form S-3 in any twelve-month period; and

                           (iv) the Company shall not be required to effect a registration on Form S-3 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expense of sale) of at least $2,000,000.

                  (b) The Company shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 4 and shall provide a reasonable opportunity and in any event at least 30 days for all such other Holders to notify the Company of their desire to participate in the registration.

                  (c) Following a request pursuant to Section 4(a), the Company will file with the SEC and thereafter use its best efforts to cause to be declared effective as promptly as practicable (but no later than 90 days after receipt of such request) a shelf registration statement (the "SHELF REGISTRATION STATEMENT") on an appropriate form under the Securities Act relating to the Registrable Securities submitted for registration from time to time in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereafter, the "SHELF REGISTRATION"). Subject to Section 5 below, the Company will use its best efforts to keep the Shelf Registration statement continuously effective in order to permit the prospectus included therein to be lawfully delivered to holders of such Registrable Securities for a period of time until such time as all such Registrable Securities have been sold pursuant thereto.

         5. Blackout Periods. Notwithstanding anything to the contrary contained in this Agreement, the Company will have the right to delay the filing or effectiveness of a Registration Statement requested pursuant to Section 2, 3 or 4 hereof during no more than two periods aggregating to not more than 90 days in any twelve-month period (a "BLACKOUT PERIOD") in the event that (a) the Company would, in accordance with the reasonable advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed, and (b) in the reasonable judgment of a majority of the Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, material joint venture, disposition of assets not in the ordinary course of business), corporate reorganization or other similar transaction involving the company; provided, however, that during any such Blackout Period, the Company will also delay the filing or effectiveness of any registration statement with respect to any Securities of the Company or any other stockholder of the Company. The Company will promptly give the Holders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay; and provided, further, however, that the implementation of any Blackout Period will be done in good faith, and not for the purpose or intention of impeding such rights. Upon the expiration of any such event causing a Blackout Period, the Company shall promptly notify the Holders and if requested will again proceed with the preparation and filing of the required registration statement.

         6. Registration Procedures. If the Company is required by the provisions of Section 2, 3 or 4 to use its best efforts to effect the registration of any of its Securities under the Securities Act, the Company will as expeditiously as possible:

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                  (a) prepare and file with the SEC a Registration Statement with respect to such Securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such Securities by the Holders thereof. The Company will not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Securities not being able to sell such Securities during that period, unless such action is required under applicable law or otherwise permitted by this Agreement;

                  (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Securities covered by such Registration Statement until such time as all of such Securities have been disposed of in a public offering;

                  (c) furnish to all selling security holders the number of copies of the applicable Registration Statement and each such amendment and supplement thereto, and of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                  (d) register or qualify the Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder of such Securities reasonably requests (provided, however, that the Company will not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified, to subject itself to taxation in any such jurisdiction, or to file any general consent to service preprocess), and do such other acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the Securities covered by such Registration Statement;

                  (e) furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters will reasonably request. Such opinion of counsel will additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such underwriters may request;

                  (f) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities;



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

                  (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make earnings statements satisfying the provision of Section 11(a) of the Securities Act generally available to the Holders no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements will cover said twelve-month periods;

                  (h) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar Securities issued by the Company are listed or traded;

                  (i) give prompt written notice to Holders:

                           (i) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

                           (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the happening of any event that requires the Company to make change in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice will be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

                  (j) prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

                  (k) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all exhibits (including those, if any, incorporated by reference);

                  (l) upon the occurrence of any event contemplated by Section 6(i)(v) above, prepare promptly a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the

Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 6(i)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders will suspend use of such prospectus, and the period of effectiveness of such Registration Statement provided for above will be extended by the number of days from and including the date of the giving of such notice to the date Holders receive such amended or supplemented prospectus pursuant to this Section 6(1);

                  (m) (i) make available for inspection by representatives of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees during normal business hours and upon reasonable advance notice to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration; and

                  (n) in connection with any underwritten offering, make appropriate officers of the Company available to the selling security holders for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of Securities similar to the Registrable Securities, in connection with any proposed sale of the Registrable Securities.

         It will be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Securities which are to be registered at the request of any Holder that such Holder will furnish to the Company such information regarding the Securities held by such Holder and the intended method of disposition thereof as the Company will reasonably request and as will be required in connection with the action taken by the Company.

         7. Expenses. All expenses incurred in registering Registrable Securities and otherwise complying with the provisions of this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of a single counsel for the selling Holders (selected by the Initiating Demand Holder, in the case of a Demand Registration, and otherwise selected by those Holders holding a majority of the Registrable Securities being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to section 6(d), will be paid by the Company ("EXPENSES"), except that the Company will not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the Securities sold by such Holder.

         8. Indemnification and Contribution.

                  (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the

Holder of such Registrable Securities, such Holder's partners, directors and officers, and each other person (including each underwriter) to the extent permitted by law who participated in the offering of such Registrable Securities and each other Person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities ("LOSSES"), to which such Holder or any such partner, director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon
(i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, upon receipt of reasonably detailed invoices relating thereto, will reimburse such Holder or such partner, director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Holder or such partner, director, officer or participating person or controlling person in connection with investigating or defending any such Loss or action; provided that the foregoing indemnity with respect to any preliminary prospectus will not inure to the benefit of any Indemnified Party from whom the person asserting such Losses, expenses and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the final prospectus and a copy of the final prospectus will not have been furnished to such person in a timely manner, unless such prospectus was not furnished because the Company failed to provide the Indemnified Party in accordance with law and the terms hereof with sufficient copies of such corrected prospectus within the time period required; provided, further, that the Company will not be liable in any case to the extent such Losses arise out of or are based upon any untrue statement or actual or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Holder or such Holder's partners, directors, officers and/or controlling persons specifically for use therein, or (in the case of any underwritten offering) so furnished for such purpose by any underwriter.

                  (b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any Losses, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by or on behalf of such Holder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which Securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder will be required to indemnify any person pursuant to this Section 8 or to contribute pursuant to paragraph (c) below if any such indemnification or contribution combined with all previous payments made under this Section 8 would in the aggregate be in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

                  (c) If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and indemnified parties in connection with the actions which resulted in such Losses or expense, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and indemnified parties will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses and expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable law, the parties will contribute based upon the relevant benefits received by the Company and the Holders from the sale of Securities.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (d) Any person entitled to indemnification hereunder (the "INDEMNIFIED PARTY") agrees to give prompt written notice to the Indemnifying Party (the "INDEMNIFYING PARTY") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party will be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such Indemnified Party. The Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be paid by the Indemnified Party unless (i) the Indemnifying Party agrees in writing to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised in writing by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. No Indemnifying Party will be liable for any settlement entered into without its written consent, which consent will not be unreasonably withheld.

                  (e) The agreements contained in this Section 8 will survive the transfer of the Registered Securities by any Holder and sale of all the Registrable Securities pursuant to any Registration Statement and will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or such partner, director, officer or participating or controlling person.

         9. Certain Additional Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, the Company will not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such Registrable Securities fails to furnish to the Company necessary information in respect of the distribution of such Registrable Securities, or (ii) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as will be applicable to the other Securities being sold through the underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering.

         10. Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company will not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any Securities of the Company giving such Holder or prospective holder any registration rights the terms of which are more favorable taken as a whole (taking into account the aggregate remaining ownership interest of Registrable Securities by the Holders) than the registration rights granted to the Holders hereunder unless the Company will also give such rights to the Holders hereunder.

         11. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its Securities which is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

         12. Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Registrable Securities to be registered pursuant to Sections 2 or 3 hereto will be selected by the Initiating Demand Holder but will be reasonably satisfactory to the Company.

         13. Miscellaneous.

                  (a) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party will be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless the Company has obtained the written consent of the Stockholder if it is a Holder and a majority in interest of the other Holders.

                  (c) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by overnight courier mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

                           (i) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

                           (ii) If to the Company, at


                                    Technical Olympic USA, Inc.
                                    1200 Soldiers Field Drive
                                    Sugar Land, Texas 77479
                                    Attn: Holly Hubenak
                                    Facsimile: 281-243-0116

                                    with a copy to:

                                    Vinson & Elkins L.L.P.
                                    1001 Fannin, 2300 First City Tower
                                    Houston, Texas 77002
                                    Attn: T. Mark Kelly
                                    Fax: 713-615-5531

         or at such other address as may be substituted by notice given as herein provided.

         The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been sent by overnight courier.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including any person to whom Registrable Securities are assigned or transferred.

                  (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (f) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                  (g) Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (h) Entire Agreement. This Agreement represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                  (i) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all such counterparts will together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           TECHNICAL OLYMPIC USA, INC.
                                           (previously Newmark Homes Corp.)



                                           By:      /s/ Holly Hubenak
                                              ----------------------------------
                                           Name:    Holly Hubenak
                                           Title:   Vice President



                                           TECHNICAL OLYMPIC, INC.



                                           By:      /s/ Tommy L. McAden
                                              ----------------------------------
                                           Name:    Tommy L. McAden
                                           Title:   Vice President - Finance
                                                    and Administration